                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                   STATE OR OTHER
                                    JURISDICTION        NAME UNDER WHICH
Name                              OF INCORPORATION      BUSINESS IS DONE
--------------------------------  ----------------  -------------------------

JBAK Canton Realty, Inc.*         Massachusetts     JBAK Canton Realty, Inc.

JBAK Holding, Inc.                Massachusetts     JBAK Holding, Inc.

JBI Apparel, Inc.**               Massachusetts     Repp Ltd. Big & Tall

JBI, Inc.                         Massachusetts     JBI, Inc.
                                                    J. Baker, Inc.

JBI Holding Company, Inc.**       Delaware          JBI Holding Company, Inc.

LP Innovations, Inc.***           Massachusetts     LP Innovations, Inc.

Morse Shoe, Inc.**                Delaware          Morse Shoe, Inc.

Securex LLC****                   Delaware          Securex

Spencer Companies, Inc.           Massachusetts     Spencer Companies, Inc.

The Casual Male, Inc.             Massachusetts     Casual Male Big & Tall

TCM Holding Company, Inc.*****    Delaware          TCM Holding Company, Inc.

TCMB&T, Inc.*****                 Massachusetts     Casual Male Big & Tall

WGS Corp.                         Massachusetts     Work 'n Gear

*      Subsidiary of JBAK Holding, Inc.
**     Subsidiary of JBI, Inc.
***    Subsidiary of WGS Corp.
****   Limited Liability Company, LP Innovations is sole member
*****  Subsidiary of The Casual Male, Inc.